UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2007
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                  Epicus Communication Group, Inc., Inc.
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         (Exact name of registrant as specified in its charter)

            Florida                 333-71008     59-2564162
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(State or other jurisdiction of   (Commission   (IRS Employer
        incorporation)            File Number) Identification No.)


610 Crescent Executive Court - Suite 300 - Lake Mary,  Florida    32746
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        (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (561) 688-0440
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Former name or former address, if changed since last report: Not applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

To increase the operating cash available to grow the company's customer base; on August 15, 2007 the Board of Directors unanimously agreed to sell $250,000 in convertible debentures to its current primary lender, a group of funds managed by "The NIR Group", at a variable price of $.25 per share or a discount to the market of 65% whichever is the lesser." The sale was executed and the funds were received on August 31, 2007. With the exception of the amount of $250,000 and the "due and payable" date of August 15, 2010, the terms of the sale are the same as the Convertible Debenture Agreement dated December 7, 2005, between Epicus and a group of funds managed by The N.I.R Group. The original entire above mentioned convertible debenture agreement was included in the company's form 8K filed on December 14, 2005, and is included herein by reference.



                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             EPICUS COMMUNICATION GROUP, INC., INC.

Date: September 4, 2007
                             By: /s/ Mark Schaftlein
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			     Name:   Mark Schaftlein
                             Title:  CEO/Director